EX-10.2

                        5G WIRELESS COMMUNICATIONS, INC.
                               4136 Del Rey Avenue
                        Marina Del Rey, California 90292
                                 (310) 448-8022

Mr. [director name]
[address]

Dear [director name]:

     On behalf of the Board of Directors of 5G Wireless Communications, Inc. (the "Company"), I am pleased to confirm your appointment as a member of the Board of Directors effective as of ______________, _____ and your acceptance of such appointment. We are all very impressed with your credentials and we look forward to your future success in this role.

     In consideration for your service as a member of the Board of Directors of the Company, the Company agrees to pay you $3,000 per month or $36,000 per year.

     The Board Member shall have the option of purchasing up to 1,000,000 unvested restricted shares of the Company's Common Stock per year that you serve as a member of the Company's Board of Directors. The price for the options will be based on the closing price the day prior to this appointment. Upon the completion of each quarterly period, the Company shall vest 250,000 of your shares of the Company's Common Stock during each year of service so that all 1,000,000 shares shall have vested at the end of the year. If your service as a director is terminated, all unvested shares shall be immediately cancelled.

     In addition, the Company shall pay all reasonable travel and other expenses incurred in the course of performing services in advance, however the Company will require prompt submission to the Company of an expense report detailing the expenses. You will receive no other compensation for your services as a member of the Board of Directors of the Company until otherwise changed by the board

     You agree that your relationship with the Company will be that of a director and not that of an employee.

     Again, let me indicate how pleased we all are to extend this offer, and how much we look forward to working together. Please indicate your acceptance by signing and returning the enclosed copy of this letter.

                                            Very truly yours,

                                            5G WIRELESS COMMUNICATIONS, INC.


                                            --------------------------------
                                            Jerry Dix
                                            Chief Executive Officer
ACCEPTED AND AGREED:

[DIRECTOR NAME]


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Signature                                   Date